STOCK OPTION AGREEMENT

     This Stock Option Agreement ("Agreement") is entered into as of the 10th day of August, 1998 by and among DARRAL G. CLARKE ("Optionee") and GALAXY ENTERPRISES, INC., a Nevada corporation (the "Company").

     WHEREAS, in consideration for the Optionee agreeing to serve as a member of the Company's Board of Directors, the Company desires to grant to Optionee an option to acquire Ten Thousand (10,000) shares of the Company's Common Stock (the "Shares") pursuant to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties hereby agree as follows:

     1 . Grant of Option. The Company hereby grants to Optionee an option (the "Option") to purchase all or any portion of the Shares, at a purchase price of $1.375 per share (the "Exercise Price"), subject to the terms and conditions set forth herein.

     2. Vesting of Option. The Optionee shall have the immediate right to exercise the Option, in full, upon execution of this Agreement.

     3. Term of Option. Optionee's right to exercise the Option shall terminate on the date which is ten (10) years from the date hereof, regardless of whether or not the Optionee is serving as a member of the Company's Board of Directors.

     4. Exercise of Option. Until termination of the right to exercise the Option in accordance with Section 3 above, the Option may be exercised in whole or in part by Optionee upon delivery to the Company of a check or cash in the amount of the Exercise Price.

     5. Representations and Warranties of Optionee. Optionee hereby represents and warrants to the Company as follows:

            (a) Investment Intent. Optionee is acquiring the Option for investment for Optionee's own account and not with a view to, or for resale in connection with any distribution thereof. Optionee understands that the Shares underlying the Option have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), nor qualified under any applicable state securities laws.

            (b) Rule 144. Optionee acknowledges that the Shares underlying the Option must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

            (c) Legend. Optionee understands that -the certificate evidencing the Shares underlying the Option will bear a legend substantially as follows:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

     6. Adjustments Upon Changes in Capital Structure. In the event that the Outstanding shares of common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustment shall be made to the number of Shares subject to the unexercised portion of the Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of Optionee under the Option.

     7. Rights as Stockholder. Optionee (or transferee of the Option by will or by the laws of descent and distribution) shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of the issuance of a stock certificate or certificates to him or her for such Shares pursuant to the exercise of such Option.

      8.  Miscellaneous.

            (a) Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

            (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed aa original and all of which together shall be deemed one instrument.

            (c) Entire Agreement, This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any Of the Provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          (d) Further Assurances. Each party hereto shall, from time to time at and after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other party may reasonably request in order to carry out the purpose and intent of this Agreement.


          (e) Notices, etc. All notices and other communications provided for herein shall be in writing by hand-delivery, next-day air courier, certified first class mail, return receipt requested, telex or facsimile:

               If to the Company:      GALAXY ENTERPRISES, INC.
                                890 North Industrial Park Drive
                              Orem, Utah 84057
                              Attention: Frank C. Heyman

            If to Optionee:         Darral G. Clarke
                               4102 North Quail Run
                                   Provo, Utah 84604

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when (i) delivered by hand, if personally delivered, (ii) one Business Day after being timely delivered to a next-day air courier, (iii) three Business Days following mailing by registered or certified mail, return receipt requested, postage prepaid, (iv) when answered back, if telexed, or (vi) when receipt is acknowledged by the recipient's facsimile machine, if faxed.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        GALAXY ENTERPRISES, INC.

                                        By:
                                        Its:


                                        Darral G. Clarke